   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): December 5, 2011

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 8.01  Other Events.

On December 5, 2011 Total Nutraceutical Solutions, Inc. (TNS) announced that it had obtained approval from the Financial Industry Regulatory Authority or FINRA for the change in its trading symbol on the OTC Bulletin Board from “TNUS.OB” to “ERGO.OB.”  The change was effective on Monday, December 5.

On December 7, 2011 TNS announced that its patent application No. 2,680,223, “Use of Ergothioneine as a Preservative in Foods and Beverages” has been allowed in Canada.  The patent claims include but are not limited to a method of preserving a food, beverage or medicine with L-Ergothioneine (Ergo), where Ergo replaces an antioxidant composition, antimicrobial composition, and/or sulfur dioxide preservatives.  The use claims under the patent apply to the preservation of canned, frozen, dried, or fresh fruits, vegetables, red and white wine, beer, baked goods, fruit juices, butter, meats, pet foods, cosmetics, medicines, and even petroleum and rubber products.  Similar patent applications are pending in the United States and the European Union.

Item 9.01

Financial Statements and Exhibits.

     (d)  Exhibits.

Exhibit #	Description
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: December 8, 2011	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO